May 29, 2015

Arrow Investments Trust

2943 Olney Sandy Springs Road, Suite A

Olney, Maryland 20832

Re: Arrow ETF Trust - File Nos. 811-22624 and 333-177651

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 4 to the Arrow ETF Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 under the Securities Act of 1933 (Amendment No. 7 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP